Exhibit 99.3

                                                               [GRAPHIC OMITTED]


News Release

FOR INFORMATION CONTACT:
Paul Williams
Senior Vice President, Corporate Strategy & Capital Markets
CNL Hospitality Corp.
(407) 650-3620

                                                          FOR IMMEDIATE RELEASE
                                                          March 31, 2004


                   RFS PARTNERSHIP COMMENCES CASH TENDER OFFER

Orlando, FL - RFS Partnership, L.P. and RFS 2002 Financing, Inc. (the "Companies") announced today that they have commenced a cash tender offer (the "Offer") for any and all of the $79,450,000 aggregate outstanding principal amount of 9-3/4% Senior Notes due 2012 (the "Notes") (CUSIP # 74956MAB6).

The Companies are offering to purchase the Notes for $1,160.00 in cash per $1,000 principal amount of Notes, including an early participation payment of $30.00 per $1,000 principal amount of Notes payable only with respect to Notes which are validly tendered by 5 p.m., New York City time, on Tuesday, April 13, 2004, unless extended by the Companies (the "Early Participation Payment Date").

Holders who tender Notes after the Early Participation Payment Date will receive $1,130 in cash per $1,000 principal amount of Notes and will not be entitled to receive the early participation payment.

The Companies will also pay in cash accrued and unpaid interest up to, but not including, the settlement date for the Offer on all Notes that are accepted for purchase.

The Offer is subject to the satisfaction of certain general conditions, but is not conditioned on any minimum principal amount of Notes being tendered.

In addition, the Companies are soliciting consents to eliminate substantially all of the restrictive covenants in the indenture governing the Notes and amend other provisions contained in the indenture. Holders may not tender Notes without delivering consents and no additional consideration will be paid with respect to the solicitation of consents. The Offer is not conditioned on the requisite consents being obtained.

                                     -MORE-

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RFS PARTNERSHIP COMMENCES CASH TENDER OFFER, PAGE 2

The Offer is scheduled to expire at 12:00 midnight, New York City time, on Tuesday, April 27, 2004, unless extended or earlier terminated (the "Expiration Date").

The terms of the Offer are described in the Offer to Purchase and Consent Solicitation Statement dated March 31, 2004, copies of which may be obtained from Global Bondholder Services Corporation, the information agent for the Offer.

The Companies have engaged Banc of America Securities LLC to act as dealer manager and solicitation agent in connection with the Offer. Questions regarding the Offer may be directed to Banc of America Securities LLC, High Yield Special Products at (888) 292-0070 (US toll-free) or (704) 388-4813 (collect). Requests for documentation may be directed to Global Bondholder Services Corporation at
(866) 873-6300 (US toll-free) or (212) 430-3774 (collect).

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to the Notes. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated March 31, 2004.

ABOUT CNL HOSPITALITY PROPERTIES, INC.

CNL Hospitality Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in the investment of quality hotels and resorts. CNL Hospitality Properties, Inc. owns interests in a portfolio of 130 hotels with more than 29,000 rooms featuring 20 nationally recognized hotel brands in 37 states and Canada. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation's largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have more than $9.5 billion in assets, representing more than 4,000 properties in 49 states and Canada. For additional information, please visit www.cnlonline.com/hospitality.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Companies disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Companies believe that their current expectations are based upon reasonable assumptions, they cannot give any assurances that expectations will be attained or that actual results will not differ materially.